                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a party other than the Registrant /X/

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                                          UNUM CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                        MERRILL CORPORATION
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11
     (1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     (5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
        ------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
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        ------------------------------------------------------------------------
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        ------------------------------------------------------------------------

                                                           UNUM CORPORATION
 [LOGO]                                                    2211 Congress Street
                                                           Portland, Maine 04122

                                                                  March 27, 1998

To Our Stockholders:

    You are invited to attend the 1998 Annual Meeting of Stockholders of UNUM Corporation. The meeting will be held on May 8, 1998, at 10:30 a.m. at the Portland Marriott, 200 Sable Oaks Drive, South Portland, Maine.

    The items to be considered at this meeting are detailed in this proxy statement. Also enclosed is a copy of UNUM Corporation's 1997 Annual Report, including consolidated financial statements.

    WHETHER OR NOT YOU PLAN ON ATTENDING THE ANNUAL MEETING, WE ASK THAT YOU COMPLETE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENVELOPE PROVIDED. PLEASE TAKE NOTE THAT IF YOU ARE PLANNING TO ATTEND THE ANNUAL MEETING, THERE IS A BOX TO CHECK ON THE PROXY CARD IN ORDER TO REQUEST AN ADMISSION TICKET.

    Thank you for your interest in and commitment to UNUM Corporation. We look forward to seeing you at the meeting.

                                          Sincerely,

                                          /s/ James F. Orr III

                                          JAMES F. ORR III
                                          Chairman and
                                          Chief Executive Officer

                                UNUM CORPORATION

                              2211 CONGRESS STREET

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

    Notice is hereby given that the Annual Meeting of Stockholders of UNUM Corporation, a Delaware corporation, will be held at the Portland Marriott, 200 Sable Oaks Drive, South Portland, Maine, on May 8, 1998, at 10:30 a.m., local time, for the following purposes:

           1. To elect four directors to serve for three-year terms expiring in 2001;

           2. To ratify the appointment of Coopers & Lybrand L.L.P. as the Corporation's independent auditors for the year 1998; and

           3. To transact any other business that may properly come before the Annual Meeting.

    The close of business on March 10, 1998, has been fixed as the record date for determination of the stockholders entitled to notice of and to vote at the Annual Meeting.

                                          By order of the Board of Directors,

                                          /s/ Kevin J. Tierney

                                          KEVIN J. TIERNEY
                                          SECRETARY

    YOUR VOTE IS IMPORTANT TO ENSURE THAT A MAJORITY OF THE STOCK IS REPRESENTED. PLEASE DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

March 27, 1998

Portland, Maine

                                UNUM CORPORATION

                                PROXY STATEMENT

          FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 8, 1998

                              GENERAL INFORMATION

    This proxy statement concerns the Annual Meeting of Stockholders of UNUM Corporation, a Delaware corporation (the "Corporation" or "UNUM"), to be held on May 8, 1998 (the "Annual Meeting"). The Board of Directors is soliciting your proxy for use at the meeting and at any adjournment of the meeting by asking you to date, sign and return the enclosed proxy card.

    For proxy cards properly dated, signed and returned, the shares will be voted at the meeting in accordance with each stockholder's directions. Please vote by marking the appropriate boxes on the enclosed proxy card. If the card is signed and returned without directions, the shares will be voted "FOR" the election of all directors as nominated and "FOR" the ratification of Coopers & Lybrand L.L.P. ("Coopers & Lybrand") as the Corporation's independent auditors. If other matters properly come before the meeting, the shares will be voted in accordance with the best judgment of the persons named as proxies on the proxy card. Any shares not voted "FOR" a particular director as a result of a direction to withhold or a broker nonvote will not be counted in such director's favor. All matters to be acted on at the Annual Meeting other than the election of directors require the affirmative vote of a majority of the shares present in person or by proxy at the meeting to constitute the action of the stockholders. In accordance with Delaware law, abstentions will, while broker nonvotes will not, be treated as present for this purpose. A broker nonvote is a proxy submitted by a broker in which the broker fails to vote on behalf of a client on a particular matter for lack of instruction when such instruction is required by the New York Stock Exchange. A proxy may be revoked by a stockholder at any time before its use by giving written notice of revocation to the Corporate Secretary of the Corporation, 2211 Congress Street, Portland, Maine 04122, by submitting a subsequent proxy, or by voting in person at the Annual Meeting. This proxy statement and the enclosed proxy card are being sent to stockholders beginning approximately March 27, 1998.

    The Corporation had 137,982,862 outstanding shares of Common Stock, par value $0.10 per share (the "Common Stock"), as of March 10, 1998.

                         ITEM 1. ELECTION OF DIRECTORS

    The Board of Directors is divided into three classes. Generally, at each annual meeting, one class of directors, or approximately one-third of the total number of directors, is elected and the term of that class is three years. As of the close of the Corporation's last Annual Meeting of Stockholders on May 9, 1997, there were four Class III directors, four Class I directors and four Class II directors, serving terms expiring in 1998, 1999 and 2000, respectively. The term of the Class III directors expires with this Annual Meeting.

    The Board of Directors proposes the election of George J. Mitchell, Lawrence
R. Pugh, Lois Dickson Rice and John W. Rowe as Class III directors, to hold office for a term of three years, expiring at the close of the Annual Meeting of Stockholders to be held in 2001 and until their successors are elected and qualify. Each nominee is currently serving as a member of the Board of Directors of the Corporation.

    If any nominee should become unable to serve, the persons named as proxies on the proxy card will vote for the person or persons the Board of Directors recommends, if any. The Board of Directors has no reason to believe that any of the named nominees is not available or would be unable to serve if elected.

    Set forth below is information about each nominee and continuing director, including age, position(s) held with the Corporation, principal occupation, business history for at least five years and other directorships held. The terms of office for each of the remaining directors continue until the close of the Annual Meeting of Stockholders in the year shown along with each director's name.

                                       DIRECTOR                              TERM
NAME                            AGE      SINCE        POSITION(S) HELD     EXPIRES
------------------------------  ----   ---------    --------------------  ----------
James F. Orr III..............   55       1986      Chairman and Chief       1999
                                                      Executive Officer
Gayle O. Averyt...............   64       1993      Director                 2000
Robert E. Dillon, Jr..........   66       1990      Director                 1999
Gwain H. Gillespie............   66       1991      Director                 2000
Ronald E. Goldsberry..........   55       1993      Director                 1999
Donald W. Harward.............   58       1990      Director                 1999
George J. Mitchell............   64       1995      Director                 1998
Cynthia A. Montgomery.........   45       1990      Director                 2000
James L. Moody, Jr............   66       1988      Director                 2000
Lawrence R. Pugh..............   65       1988      Director                 1998
Lois Dickson Rice.............   65       1993      Director                 1998
John W. Rowe..................   52       1988      Director                 1998

NOMINEES FOR ELECTION FOR TERM EXPIRING IN 2001:

                           GEORGE J. MITCHELL
                           Special Counsel
                           Verner, Liipfert, Bernhard, McPherson & Hand
  [PHOTO]                  Washington, D.C.

    George J. Mitchell associated with the firm of Verner, Liipfert, Bernhard,
McPherson & Hand, Washington, D.C., as special counsel in January 1995 and associated with the firm of Preti, Flaherty, Beliveau & Pachios, Portland, Maine, as senior counsel in April 1997. He also serves as an advisor to B.T. Wolfensohn, an investment banking firm. At the request of the British and Irish governments, he serves as chairman of the peace negotiations in Northern Ireland. Previously, he served as a
United States senator from Maine from 1980 to 1994 and additionally as Senate Majority
Leader from 1989 to 1994. Senator Mitchell also serves as a director or trustee of
Federal Express Corporation, Starwood Hotels and Resorts, The Walt Disney Company and
Xerox Corporation.

                           LAWRENCE R. PUGH
                           Chairman
                           VF Corporation
  [PHOTO]                  Reading, Pennsylvania

    Lawrence R. Pugh is Chairman of VF Corporation, an apparel company in Pennsylvania, a post he has held since 1983. Additionally, Mr. Pugh served as Chief Executive Officer from 1983 to 1995. He is also a director of Mercantile Stores Company, Inc. and
Milliken & Company.

                           LOIS DICKSON RICE
                           Guest Scholar
                           The Brookings Institution
  [PHOTO]                  Washington, D.C.

    Lois Dickson Rice is a guest scholar at The Brookings Institution, a post she has held since October 1991. She also serves as a director of Fleet Financial Group, Inc.,
HSB Group, Inc., International Multifoods Corporation and McGraw-Hill, Inc.

                           JOHN W. ROWE
                           Chairman, President and Chief Executive Officer
                           Unicom Corporation
  [PHOTO]                  Chicago, Illinois

    John W. Rowe is Chairman, President and Chief Executive Officer of Unicom
Corporation and its principal subsidiary, Commonwealth Edison Company, a post he assumed in March 1998. Previously, Mr. Rowe was President and Chief Executive Officer
of New England Electric System from 1989 to February 1998. Mr. Rowe is also a director of Bank of Boston Corporation and First National Bank of Boston.

CONTINUING DIRECTORS:

                           GAYLE O. AVERYT
                           Retired Executive
  [PHOTO]                  Columbia, South Carolina

    Gayle O. Averyt retired as Chairman of Colonial Companies, Inc. in December 1993, a
post he had held since 1989. Additionally, Mr. Averyt served as Chairman of Colonial
Life & Accident Insurance Company from 1970 to December 1993. Mr. Averyt also serves as a member of the South Carolina State Ports Authority.

                           ROBERT E. DILLON, JR.
                           Retired Executive
  [PHOTO]                  Westfield, New Jersey

    Robert E. Dillon, Jr. retired as Executive Vice President of Sony Electronics Inc.,
a New Jersey-based electronics firm, in December 1995, a post he had held since 1981.

                           GWAIN H. GILLESPIE
                           Retired Executive
  [PHOTO]                  Sunapee, New Hampshire

    Gwain H. Gillespie retired as Vice Chairman of the Corporation in October 1992, a
post he had held since 1991. Mr. Gillespie joined UNUM in September 1988.

                           RONALD E. GOLDSBERRY
                           Global Vice President and General Manager
                           Global Ford Customer Service Operations
                           Ford Motor Company
  [PHOTO]                  Detroit, Michigan

    Ronald E. Goldsberry is Global Vice President and General Manager of Global Ford
Customer Service Operations at Ford Motor Company, a post he has held since January
1997. Previously, Dr. Goldsberry served as General Manager of the Customer Service
Division from February 1994 to December 1996 and General Sales and Marketing Manager
for the Parts and Service Division from October 1991 to February 1994. He is also
Chairman of UNC Ventures, Inc., a venture capital firm.

                           DONALD W. HARWARD
                           President
                           Bates College
  [PHOTO]                  Lewiston, Maine

    Donald W. Harward is President of Bates College in Maine, a post he has held since
October 1989.

                           CYNTHIA A. MONTGOMERY
                           John G. McLean Professor of Business Administration
                           Harvard University Graduate School of
                           Business Administration
  [PHOTO]                  Boston, Massachusetts

    Cynthia A. Montgomery is a professor of competition and strategy at Harvard
University Graduate School of Business Administration, a post she has held since 1989, and was named John G. McLean Professor of Business Administration in June 1995. She
also serves as a director of Newell Co. and certain Merrill Lynch mutual funds.

                           JAMES L. MOODY, JR.
                           Retired Executive
  [PHOTO]                  Cape Elizabeth, Maine

    James L. Moody, Jr. retired as Chairman of Hannaford Bros. Co. ("Hannaford"), a
Maine-based food retailing company in May 1997, a post he had held since 1984. Mr.
Moody joined Hannaford in 1959. He is also a director of Empire Company Limited, IDEXX
Laboratories, Inc., Penobscot Shoe Company, Staples, Inc. and several funds of the
Colonial Group of mutual funds.

                           JAMES F. ORR III
                           Chairman and Chief Executive Officer
                           UNUM Corporation
  [PHOTO]                  Portland, Maine

    James F. Orr III was elected Chairman of the Corporation in February 1988.
Additionally, he has served as President and Chief Executive Officer since September
1987. Mr. Orr joined the Corporation in 1986. Mr. Orr also serves as a director of
Nashua Corporation.

                             SECURITY OWNERSHIP (1)

    The following table sets forth information regarding the beneficial ownership of the Common Stock of the Corporation, as of March 13, 1998, by each director, nominee and named executive officer, and by all directors, nominees and executive officers of the Corporation as a group. The share holdings reported for all directors, nominees and executive officers as a group (excluding shares of phantom Common Stock) total 1.7 percent of the outstanding shares on March 13, 1998, as calculated pursuant to the rules of the Securities and Exchange Commission (the "Commission"). All other amounts reported total less than one percent of the outstanding shares on such date.

                                                                          NUMBER OF SHARES
                                                                            BENEFICIALLY
                                                                                OWNED
                                                                             SUBJECT TO
                                                                               OPTIONS
                                                              SHARES         EXERCISABLE         TOTAL SHARES
DIRECTORS, NOMINEES AND                                    BENEFICIALLY     AS OF MAY 31,     BENEFICIALLY OWNED
NAMED EXECUTIVE OFFICERS                                    OWNED (2)           1998                 (2)
--------------------------------------------------------  --------------  -----------------  --------------------
James F. Orr III........................................      302,661(3)         473,254            775,915(3)
Gayle O. Averyt.........................................      303,950(4)           6,000            309,950(4)
Robert E. Dillon........................................       10,793             18,000             28,793
Gwain H. Gillespie......................................       62,425(5)          12,000             74,425(5)
Ronald E. Goldsberry....................................        6,644             14,000             20,644
Donald W. Harward.......................................        3,470(6)          16,000             19,470(6)
George J. Mitchell......................................        2,779             10,000             12,779
Cynthia A. Montgomery...................................        2,948(7)          18,000             20,948(7)
James L. Moody, Jr......................................        8,038             20,000             28,038
Lawrence R. Pugh........................................       14,931             20,000             34,931
Lois Dickson Rice.......................................        1,765             14,000             15,765
John W. Rowe............................................        3,038             12,000             15,038
Robert W. Crispin.......................................      100,739            127,752            228,491
Stephen B. Center.......................................       87,450             54,812            142,262
Elaine D. Rosen.........................................       61,863             46,306            108,169
Robert E. Broatch.......................................       38,612             31,099             69,711
All directors, nominees and executive officers as a
  group (20 persons including the above named)*.........    1,248,474(8)       1,140,023          2,388,497(8)

------------

(1) The number of shares reflected which, under applicable Commission regulations, are deemed to be beneficially owned. Unless otherwise indicated, the person indicated holds sole voting and dispositive power.

(2) Includes 30,400 shares of phantom Common Stock credited to Mr. Crispin's account relative to the surrender of 30,400 shares of time-lapse restricted stock (see description under "Other Agreements and Transactions"); the following number of shares of phantom Common Stock credited to the named executive officers' accounts under the Corporation's Nonqualified 401(k)
    Plan: Mr. Orr: 2,091 shares; Mr. Crispin: 1,878 shares; Mr. Center: 1,638 shares; Ms. Rosen: 886 shares; and Mr. Broatch: 514 shares; and the following numbers of shares of phantom Common Stock credited to the non-employee directors' accounts under the Corporation's Director Deferred Compensation Plan: Mr. Dillon: 5,393; Mr. Gillespie: 4,786; Dr.
    Goldsberry:  4,844; Senator Mitchell:  1,779; Ms.  Montgomery: 948; Mr.
    Moody: 38; Mr.  Pugh: 10,931; Ms.  Rice: 1,165; and Mr.  Rowe: 2,038.

(3) Includes 30,459 shares held by Mr. Orr's spouse and child.

(4) Includes 33,349 shares held by Mr. Averyt's spouse and 111,698 shares held in trust for the benefit of the family members under various trusts pursuant to which Mr. Averyt, as trustee, has sole or shared voting or dispositive power. Mr. Averyt disclaims beneficial ownership of 19,077 of these shares held in trust.

(5) Includes 51,653 shares held jointly with or by Mr. Gillespie's spouse.

(6) Includes 3,470 shares held jointly with Dr. Harward's spouse.

(7) Includes 2,000 shares held jointly with Ms. Montgomery's spouse.

(8) Includes 192,806 shares held in the name of a spouse, child or certain other relative sharing the same home as the director or executive officer, or held by the director or executive officer, or the spouse of the director or executive officer, as a trustee or as a custodian for family members.

* Includes officers of subsidiaries who are not officers of the Corporation but are considered "executive officers" of the Corporation under rules of the Commission.

    Indicated below are the number of shares beneficially owned as of December 31, 1997, by holders of more than five percent of the Common Stock as reported to the Commission by such holders on Form 13G and the percentage of the total shares of the Common Stock outstanding which such holdings represented on such date. American Express Company, 200 Vesey Street, New York, NY 10285, and its subsidiary, American Express Financial Corporation, IDS Tower 10, Minneapolis, MN 55440, reported beneficial ownership of 13,239,515 shares (9.58 percent), including shared voting power over 9,622,145 shares and shared dispositive power over all such shares; Janus Capital Corporation, 100 Fillmore Street, Denver, Colorado 80206, reported beneficial ownership of 10,531,009 shares (7.62 percent), including shared voting and dispositive power over all such shares; and The Prudential Insurance Company of America, 751 Broad Street, Newark, New Jersey 07102, reported beneficial ownership of 7,069,699 shares (5.11 percent), including sole voting and dispositive power over 651,832 shares, shared voting power over 6,042,967 shares and shared dispositive power over 6,417,867 shares. In addition, FMR Corp., 82 Devonshire Street, Boston, MA 02109, has informed the Corporation that on February 25, 1998 it held 13,770,489 shares, including sole voting power over 902,419 shares and sole dispositive power over all such shares. The 13,770,489 shares represented 9.99 percent of the outstanding shares of the Corporation on such date.

                       BOARD OF DIRECTORS AND COMMITTEES

    The Board of Directors held ten meetings during 1997. Average attendance at Corporation board and committee meetings in 1997 was 99.4 percent. Each director attended more than 75 percent of the board and committee meetings of which he or she was a member. The Board of Directors has four standing committees, responsible for assisting the full Corporation board in the discharge of its responsibilities. Each committee member is appointed annually and serves until a successor is named. All committees report their deliberations and recommendations to the full Corporation board. The membership and principal responsibilities of each committee are described below.

    The Audit Committee, which held four meetings in 1997, consists of four directors: Mr. Rowe, who is Chairperson, Mr. Averyt, Senator Mitchell and Mr. Moody. This committee is responsible for reviewing the activities of the Corporation's independent auditors and the internal audit department, with particular attention to corporate accounting, reporting practices of the Corporation, the quality and integrity of its financial statements, internal controls and the independence of the outside auditors. Each year it is responsible for recommending to the full Corporation board the appointment of independent auditors.

    The Compensation Committee, which held six meetings in 1997, consists of three directors: Mr. Pugh, who is Chairperson, Dr. Goldsberry and Dr. Harward. This committee is responsible for monitoring compensation practices to ensure that compensation is designed and administered in a manner that is consistent with the Corporation's compensation principles, objectives and strategy.

    The Board Governance Committee, which held three meetings in 1997, consists of four directors: Mr. Moody, who is Chairperson, Ms. Montgomery, Mr. Pugh and Mr. Rowe. This committee is responsible for recommending Corporation board membership candidates and compensation for Corporation board and committee membership to the full Corporation board. The committee is also responsible for determining committee composition and conducting periodic evaluations of the Corporation board's performance and of the contribution of individual Corporation board members.

    The Investment Committee, which held two meetings in 1997, consists of four directors: Ms. Montgomery, who is Chairperson, Mr. Dillon, Mr. Gillespie and Ms. Rice. This committee is responsible for reviewing investment policy and related investment strategy and for monitoring the performance of the investment results of the Corporation and its subsidiaries. In particular, the committee is responsible for reviewing risk management practices, non-performing assets and related reserving policy.

    The By-Laws of the Corporation establish an advance notice procedure with regard to the nomination, other than by or at the direction of the Corporation board, of candidates for election as directors. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than 60 nor more than 90 days prior to the meeting at which directors are to be elected, unless less than 75 days notice of the date of the meeting is given or made to stockholders, in which case notice by the stockholder must be received not later than the close of business on the 15th day following the day on which such notice of the date of the meeting was mailed. A stockholder's notice to the Secretary shall set forth (a) as to each nominee for director (i) the name, age, business address and residence address of the person; (ii) the principal occupation or employment of the person; (iii) the class and number of shares of the Corporation that are beneficially owned by the person; and (iv) any other information relating to the person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Rule 14(a) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any other applicable laws or rules or regulations of any governmental authority or of any national securities exchange or similar body overseeing any trading market on which shares of the Corporation are traded, and (b) as to the stockholder giving the notice (i) the name and record address of the stockholder and (ii) the class and number of shares of the Corporation which are beneficially owned by the stockholder.

                           COMPENSATION OF DIRECTORS

    Non-employee directors are paid an annual retainer of $27,500 by the Corporation. Directors who chair a committee of the Corporation board are paid an additional annual retainer of $4,000. Directors are also paid an attendance fee of $1,000 for each board meeting attended, and an additional $1,000 for each committee meeting attended. Directors may defer their compensation pursuant to a nonqualified deferred compensation plan, including an opportunity to invest in phantom Common Stock. Directors are also reimbursed for out-of-pocket expenses relating to attendance at meetings.

    In order to further align the interests of the directors with those of the stockholders, during 1997 the Board of Directors adopted stock ownership expectations that provide that over a five-year period each director is to accumulate Common Stock (exclusive of stock options) valued at three-times the annual retainer paid to the director. In addition, during 1997, the Board determined to discontinue the consulting fee arrangement that was previously in place in favor of a stock-based form of compensation. Specifically, effective as of the 1997 Annual Meeting, further benefits under that consulting fee arrangement ceased to accrue, so that upon termination of Board service, each eligible director will be entitled to receive an annual consulting fee fixed at $27,500 for only the number of full years each such director had served as of May 31, 1997. In lieu of the continued accrual of benefits under the consulting fee arrangement, the Board of Directors voted to increase the size of the existing annual non-employee director stock option grants under the 1990 Long-Term Stock Incentive Plan. As of May 10, 1997, each continuing non-employee director receives an annual automatic grant of an option to purchase 4,000 shares of Common Stock. Each newly elected non-employee director will receive an automatic grant of an option to purchase 6,000 shares of Common Stock.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR ELECTION OF THE ABOVE NOMINEES.

          ITEM 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    The Board of Directors, on the recommendation of its Audit Committee, has appointed Coopers & Lybrand as independent auditors for the year 1998. Although not required, the Board has determined that it is desirable to request ratification of this appointment by the stockholders of the Corporation. If ratification is not obtained, the Board will reconsider the appointment.

    The Corporation has been advised that representatives of Coopers & Lybrand will be present at the Annual Meeting. They will be afforded the opportunity to make a statement, should they desire to do so, and to respond to appropriate questions.

    Coopers & Lybrand has served as the Corporation's independent auditors since 1993.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THIS
PROPOSAL.

                             ITEM 3. OTHER MATTERS

    The Board of Directors knows of no other matters to be brought before the Annual Meeting. If other matters are presented, it is intended that the persons named as proxies on the proxy card will have discretionary authority to vote on such matters in accordance with their best judgment.

                     BOARD COMPENSATION COMMITTEE REPORT ON
                             EXECUTIVE COMPENSATION

OVERVIEW

- The three-member Committee makes decisions on compensation for executives of the Corporation and its subsidiaries, subject to the ratification of the full Board of Directors in the case of cash compensation for the Corporation's Chief Executive Officer.

- All of the members of the Committee are outside directors as defined under the Internal Revenue Code ("the Code") and Non-Employee Directors as defined under Rule 16b-3 promulgated under the Exchange Act.

- The Corporation's compensation philosophy is "Pay for Results." Compensation is designed to support the attainment of the Corporation's strategic goals and to balance the focus on short- and long-term performance goals.

- The compensation programs for executives are highly dependent upon the Corporation's performance and significant portions of executives' total compensation are tied to UNUM's return to stockholders. There are three components of executive compensation: base salary; long-term incentives, including shares of performance-based restricted stock and options to purchase UNUM stock; and contingent annual incentive payments, which may be in cash and/or stock.

- The Committee has taken steps to preserve the deductibility of executive compensation under the Code by designing stock-based incentive programs that comply with Section 162(m) thereof. However, the Committee reserves the right to make determinations (as in the case of the special cash awards referred to below) as to existing and future compensation plans that it believes to be in the best interests of the stockholders, whether or not such compensation is fully deductible.

COMPENSATION PEER GROUP

- The Committee has approved a list of 32 companies in the insurance and financial services industry against which to measure UNUM's executive compensation (the "Peer Group"), including 22 insurance companies (the "Insurance Sub-Group"). The Peer Group is different from the companies making up the Dow Jones Life Insurance Index shown on the Performance Graph below because the Corporation looks beyond the life insurance industry when hiring executives. The Committee periodically reviews the composition of the Peer Group.

- Total compensation will be designed to approximate that paid at the 75th percentile of the Peer Group if the Corporation performs at the level achieved by the 75th percentile of the Peer Group.

- Total compensation will be less than the median for the Peer Group if the Corporation's results under-perform this group.

BASE SALARY

- Base salaries are set to be competitive with the Peer Group for positions with similar levels of responsibility. Salary decisions are impacted by job performance but generally are designed to ensure that salaries are at a competitive level for similar positions within the Peer Group.

   Mr. Orr's base salary rate for 1997 was increased to $860,000 per year, consistent with a significant increase in the average salary level for the chief executive officers among the Peer Group companies.

LONG-TERM INCENTIVES

- Long-term incentive compensation is paid in awards of stock options, the value of which is estimated using a Black-Scholes model, and performance-based restricted stock. Fifty percent of the targeted value of stock-based compensation awarded during 1997 was allocated to restricted stock grants and 50 percent to stock option grants.

- The Committee does not take into consideration the level of an executive's stock ownership or accumulated stock options in making determinations concerning the size of stock-based awards. However, the Corporation has established minimum stock ownership expectations that provide that over a five-year period the Chief Executive Officer, each Executive Vice President, and each Senior Vice President-level officer should accumulate UNUM stock (exclusive of stock options) valued at five-, three-, and two-times salary, respectively. The affected officers have continued to make significant progress toward these expected ownership levels or have exceeded them. In addition, stock ownership expectations have been established for all officer-level employees at more junior levels.

- The Corporation grants nonqualified stock options at fair market value, generally during the first quarter of each year. Stock options basically reflect increased stockholder value and have no value to optionees unless the Corporation's stock price increases. The Corporation has never repriced stock options. Effective March 1998, the Committee granted options to purchase 400,000 shares of Common Stock to the Chief Executive Officer in recognition of his record of leadership that has resulted in a 30 percent compounded annual return to stockholders over the last ten years. These options will become exercisable over a four year period provided that Mr. Orr remains in the employ of the Corporation or its subsidiaries.

- Performance-based Restricted Stock Awards are also generally granted in the first quarter of each year and vesting is contingent upon the attainment of multi-year goals set at the time of grant by the Committee. With the exception of a one-time grant to Mr. Broatch provided for in his hiring agreement, all outstanding restricted stock awards to the named executive officers include performance measures established in terms of the Corporation's average return-on-equity relative to the Peer Group and the Insurance Sub-Group. In accordance with the performance measures established for the 1996-1997 cycle, 25 percent of the restricted shares granted for this cycle were paid out to the named executive officers who participated in this cycle, including the Chief Executive Officer, and the remaining shares were cancelled.

ANNUAL INCENTIVE

- The Annual Incentive Payment amounts shown in the second column of the Summary Compensation Table include an annual incentive payment pursuant to the Incentive Compensation Plan for Designated Executive Officers ("Incentive Plan") and a special cash payment that the Committee awarded in March 1998 to recognize the long-term efforts of certain named executive officers which resulted in the 52 percent total return to stockholders which the Corporation achieved during 1997. For the Chief Executive Officer, the special award amount was $270,000.

- Pursuant to the Incentive Plan, which was approved by the stockholders at the 1997 Annual Meeting, during the first quarter of 1997 the Committee established maximum cash award levels for each of the named executive officers as a function of the earnings-per-share to be attained by the Corporation during the year.

- In February 1998 the Committee awarded incentive amounts to the named executive officers within the maximum limits set by the Committee. For the Chief Executive Officer, an Incentive Plan Payment of $872,000 was awarded.

Ronald E. Goldsberry              Donald W. Harward             Lawrence R. Pugh

                               PERFORMANCE GRAPH

    The graph below compares the cumulative total stockholder return on the Common Stock for the last five fiscal years with the cumulative total return on the S&P 500 and the Dow Jones Life Insurance Industry Index over the same period (assuming the investment of $100 in the Corporation's Common Stock, the S&P 500 and the Dow Jones Life Insurance Industry Index on December 31, 1992, and the reinvestment of all dividends).

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

             UNUM     INDUSTRY INDEX   S&P 500
1992         $100.00         $100.00    $100.00
1993          100.00          100.00     110.00
1994           74.00           89.00     112.00
1995          110.00          124.00     153.00
1996          147.00          164.00     189.00
1997          224.00          244.00     252.00

                             EXECUTIVE COMPENSATION

    The following Summary Compensation Table shows compensation paid by the Corporation and by UNUM Life Insurance Company of America ("UNUM America") to the Chief Executive Officer and the other four most highly compensated executive officers of the Corporation during any of the past three fiscal years during which such person served as an executive officer.

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG TERM
                                                                                 COMPENSATION AWARDS
                                                                             ----------------------------
                                                     ANNUAL COMPENSATION                       NUMBER OF
                                                   ------------------------                   SECURITIES
NAME AND                                                        INCENTIVE      RESTRICTED     UNDERLYING      ALL OTHER
PRINCIPAL POSITION                        YEAR       SALARY     PAYMENT(1)   STOCK AWARD(2)     OPTIONS    COMPENSATION(6)
--------------------------------------  ---------  ----------  ------------  ---------------  -----------  ----------------
James F. Orr III......................       1997  $  838,461  $  1,142,000  $  1,642,084(3)      79,000     $     24,750
Chairman and CEO                             1996  $  739,923  $    740,000  $    912,600(3)      82,400     $      9,000
                                             1995  $  691,385  $    248,900  $    446,250(4)      73,900     $    214,285

Robert W. Crispin.....................       1997  $  540,384  $    324,200  $    687,384(3)      33,200     $    232,423
Executive Vice President                     1996  $  500,000  $    363,000  $    450,450(3)      40,600     $    266,884
                                             1995  $  480,769  $    250,000  $    656,000(5)     110,300     $    684,849

Stephen B. Center.....................       1997  $  416,154  $    351,700  $          0         22,200     $     24,750
Executive Vice President                     1996  $  395,385  $    287,100  $    409,500(3)      37,100     $      9,000
                                             1995  $  372,154  $    111,000  $    170,000(4)      28,300     $      6,000

Elaine D. Rosen.......................       1997  $  340,000  $    249,000  $    565,182(3)      27,200     $     14,205
President, UNUM America                      1996  $  296,154  $    184,900  $    228,150(3)      20,500     $      9,000
                                             1995  $  272,308  $     65,400  $    102,000(4)      17,100     $      6,000

Robert E. Broatch.....................       1997  $  312,693  $    172,000  $    400,974(3)      19,300     $     88,150
Senior Vice President and CFO

------------

(1) Cash incentive payments for 1997, 1996 and 1995 performance have been listed in year earned, but were actually paid in the following fiscal year. Such amounts include annual incentive payments and the following special cash payments described in the foregoing Compensation Committee Report: Mr. Orr:
    $270,000; Mr. Center: $102,000; and Ms. Rosen: $62,000.

(2) The aggregate number and fair market value at December 31, 1997 ($53.94 per share) of shares of Restricted Stock held by the five named executive officers were as follows: Mr. Orr: 95,200, $5,134,850; Mr. Crispin: 33,400, $1,801,513; Mr. Center: 42,000, $2,265,375; Ms. Rosen: 27,400, $1,477,888
    and Mr. Broatch: 29,900, $1,612,731.

(3) The restrictions may lapse on some or all of the shares represented by the restricted stock awards shown for each named executive officer, provided that the Corporation attains targeted three-year return-on-equity goals and that the executive remains in the Corporation's employ as provided in the 1990 and 1996 plans.

(4) The restricted stock awards shown were replaced by a grant to the named executive of an identical number of shares in March 1996. Restrictions lapsed on 25 percent of such shares on March 13, 1998.

(5) The amount shown includes 14,400 shares with a grant value of $306,000 and 16,000 shares with a grant value of $350,000 that were surrendered on December 1, 1997, in exchange for a promise to pay 30,400 shares of unrestricted shares of the Corporation (subject to Mr. Crispin's continued employment with UNUM America until January 16, 1999, in respect of the 16,000 shares) on January 1 following the calendar year in which his employment with UNUM America terminates, or promptly upon termination in the event that such termination occurs prior to the fifth anniversary of Mr. Crispin's employment with UNUM America or under circumstances that would entitle him to benefits under his Severance Agreement with the Corporation.

(6) Except as noted below, the stated amounts are the Corporation's matching contributions to the Corporation's qualified and nonqualified 401(k) plans. In December 1995, the Corporation paid $190,267 plus the proceeds of an existing insurance policy to purchase a new split-dollar life insurance policy on the lives of Mr. and Mrs. Orr that will provide a superior benefit to Mr. and Mrs. Orr at lower overall cost to the Corporation. Mr. and Mrs. Orr have assigned their interests in the policy back to the Corporation for the period until Mr. Orr's retirement, and Mr. Orr is obligated under this assignment to pay back to the Corporation the full cost of the policy if his employment is terminated. Mr. Orr's repayment obligation will be reduced prorata over the period until his normal retirement age of 65, and at normal retirement the policy will become the property of Mr. and Mrs. Orr without any repayment obligation. Insurance premiums were paid by the Corporation with respect to Mr. Orr's previously existing term life insurance in the amount of $18,018 relative to 1995. In the case of Mr. Crispin, the Corporation paid three equal annual payments of $220,000 to compensate him for foregone compensation from his previous employer and provided relocation assistance of $37,384 and $464,849, relative to 1996 and 1995, respectively. (See description under "Other Agreements and Transactions.") In the case of Mr. Broatch, the Corporation paid $75,000 in 1997 to compensate him for foregone compensation from his prior employer. (See description under "Other Agreements and Transactions.")

                          OPTION GRANTS IN FISCAL 1997

                           NUMBER OF
                          SECURITIES       % OF TOTAL                                        POTENTIAL REALIZED VALUE
                          UNDERLYING     OPTIONS GRANTED                                         AT EXPIRATION(2)
                            OPTIONS      TO EMPLOYEES IN     EXERCISE    EXPIRATION   ---------------------------------------
NAME                      GRANTED(1)       FISCAL YEAR         PRICE        DATE         0%($)        5%($)         10%($)
------------------------  -----------  -------------------  -----------  -----------  -----------  ------------  ------------
James F. Orr III........      79,000            3.83%        $   37.84      3/14/07    $       0   $  1,880,181  $  4,764,748
Robert W. Crispin.......      33,200            1.61%        $   37.84      3/14/07    $       0   $    790,152  $  2,002,401
Stephen B. Center.......      22,200            1.08%        $   37.84      3/14/07    $       0   $    528,355  $  1,338,955
Elaine D. Rosen.........      27,200            1.32%        $   37.84      3/14/07    $       0   $    647,354  $  1,640,521
Robert E. Broatch.......      19,300            0.93%        $   37.84      3/14/07    $       0   $    459,335  $  1,164,046

------------

(1) Options were granted on March 14, 1997 based on the fair market value on that date. Thirty three percent of the options vested on March 14, 1998. An additional 33 and 34 percent will vest on March 14, 1999 and 2000, respectively.

(2) Potential realizable value at expiration is based on an assumption that the stock price of the Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the ten-year term. These numbers are calculated based on the requirements promulgated by the Commission and do not reflect the Corporation's estimate of future stock price growth.

                   AGGREGATED OPTION EXERCISES IN FISCAL 1997
                       AND FISCAL YEAR-END OPTION VALUES

                                                             NUMBER OF SECURITIES         VALUE OF UNEXERCISED
                                 SHARES                     UNDERLYING UNEXERCISED        IN-THE-MONEY OPTIONS
                                ACQUIRED                  OPTIONS AT FISCAL YEAR-END     AT FISCAL YEAR-END(1)
                               ON EXERCISE     VALUE      --------------------------  ----------------------------
NAME                           OF OPTIONS     REALIZED    EXERCISABLE  UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
-----------------------------  -----------  ------------  -----------  -------------  -------------  -------------
James F. Orr III.............      80,000   $  2,206,930     419,992        134,508   $  14,189,916   $ 2,625,851
Robert W. Crispin............           0   $          0      83,398        100,702   $   2,595,216   $ 2,495,725
Stephen B. Center............      81,700   $  1,933,164      35,243         47,357   $     905,383   $   972,873
Elaine D. Rosen..............      29,400   $    757,184      30,565         41,235   $     815,653   $   782,591
Robert E. Broatch............           0   $          0      12,365         55,635   $     290,578   $ 1,163,331

------------

(1) Potential unrealized value is (i) the fair market value at December 31, 1997 ($53.94 per share) less the option exercise price times (ii) the number of shares acquired upon exercise of options.

                       OTHER AGREEMENTS AND TRANSACTIONS

    The Corporation has entered into severance agreements (the "Severance Agreements") with each of Messrs. Orr, Crispin, Center and Broatch and Ms. Rosen providing for payments and other benefits to the officer if, within two years after a Change in Control of the Corporation, as defined in the Severance Agreements, his or her employment is terminated (a) involuntarily other than for willful and continued failure by the officer to perform substantially his or her duties or willful conduct which is demonstrably and materially injurious to the employer; or (b) voluntarily by the officer, if for Good Reason as defined in the Severance Agreements. Under the Severance Agreements, an officer whose employment so terminates will receive, in addition to accrued salary and prorated incentive compensation, (1) a lump sum payment equal to three times the sum of his or her salary in effect at termination or immediately prior to the Change in Control, whichever is greater, plus three times the average of the annual incentive compensation awards received by the officer in respect of the preceding three years; (2) a lump sum payment equal to the present value of the reduction in retirement payments resulting from the termination, assuming employment had continued for three additional years; and
(3) continuation of life, disability and accident and health insurance benefits for a maximum of three years, except to the extent that equivalent benefits are provided by a subsequent employer. In the event of a Potential Change in Control, as defined in the Severance Agreements, the Corporation is obligated to fund a trust in an amount sufficient to provide for all cash payments under the such agreements.

    Effective January 16, 1995, the Corporation entered into an agreement with Mr. Crispin providing for an initial base salary of $500,000, a minimum annual incentive award, stock option grant and restricted stock grant in respect of 1995 of $250,000, 30,000 options and 14,400 shares, respectively, and a partially nonqualified pension arrangement providing for Mr. Crispin to receive the equivalent of two years credit under the Corporation's retirement plans in which executive officers participate for each of his first ten years of employment. To compensate Mr. Crispin for foregone compensation from his previous employer, the Corporation agreed to pay to him a total of $660,000 in three equal installments, with the initial payment made on the day of employment and subsequent installments on the anniversary of employment in 1996 and 1997, grants on the date of hire of 80,000 options and 16,000 shares of time-lapse restricted stock, and relocation assistance including up to $200,000 in protection for loss on the sale of his home. In the event of termination of Mr. Crispin's employment for any reason (except in connection with a Change in Control of the Corporation) other than resignation or Cause during the first five years of employment, Mr. Crispin will receive a severance payment equivalent to two years' base salary.

    Effective April 8, 1996, the Corporation entered into an agreement with Mr. Broatch providing for an initial base salary of $300,000, a minimum annual incentive award, stock option grant and restricted stock grant in respect of 1996 of $80,000, 20,500 options and 7,800 shares, respectively, and a partially nonqualified pension arrangement providing for Mr. Broatch to receive the equivalent of two years credit under the Corporation's retirement plans in which executive officers participate for each of his first five years of employment. To compensate Mr. Broatch for foregone compensation from his previous employer, the Corporation agreed to pay him a total of $300,000 in installments of $150,000 on the first day of employment, and $75,000 on the anniversary of employment in 1997 and 1998, grants on the date of hire of 28,000 options and 11,600 shares of time-lapse restricted stock, and relocation assistance including up to $100,000 in protection for loss on the sale of his home. In the event of termination of Mr. Broatch's employment for any reason (except in connection with a Change in Control of the Corporation) other than resignation or Cause, Mr. Broatch will receive a severance payment equivalent to one year's base salary.

                                  PENSION PLAN

    The following table illustrates the combined estimated annual benefits payable under the UNUM Employees Pension Plan and Trust (the "Pension Plan") and the Supplemental Retirement Plan (the "Supplemental Plan") upon normal retirement of participants with varying Final Average Earnings (as defined below) and years of Credited Service. The amounts shown are annual payments for the life of a participant who retires at age 65. Specific variations from the table for the named executives are discussed below. As of December 31, 1997, Messrs. Orr, Crispin, Center and Broatch, and Ms. Rosen had 11, 6, 35, 4, and 22 years of Credited Service, respectively. If each of the above were to continue his or her employment until age 65, the respective years of Credited Service would be 21, 27, 40, 23, and 42 for purposes of computing benefits.

                                                    ESTIMATED ANNUAL BENEFITS BY YEARS OF CREDITED SERVICE
       FINAL AVERAGE         ----------------------------------------------------------------------------------------------------
         EARNINGS                10          15          20          25          30           35            40            45
      ---------------        ----------  ----------  ----------  ----------  ----------  ------------  ------------  ------------
$    500,000  .............  $   75,400  $  114,800  $  155,300  $  196,900  $  239,600  $    273,000  $    306,500  $    339,900
     600,000  .............      91,200     138,800     187,700     238,000     289,600       330,000       370,400       410,800
     700,000  .............     107,000     162,800     220,200     279,100     339,600       386,900       434,300       481,600
     800,000  .............     122,800     186,800     252,600     320,200     389,600       443,900       498,100       552,400
     900,000  .............     138,500     210,800     285,100     361,300     439,600       500,800       562,000       623,300
   1,000,000  .............     154,300     234,800     317,500     402,400     489,600       557,800       625,900       694,100
   1,100,000  .............     170,100     258,800     349,900     443,500     539,600       614,700       689,800       764,900
   1,200,000  .............     185,900     282,800     382,400     484,700     589,600       671,600       753,700       835,800
   1,300,000  .............     201,600     306,800     414,800     525,800     639,600       728,600       817,600       906,600
   1,400,000  .............     217,400     330,800     447,300     566,900     689,600       785,500       881,500       977,400
   1,500,000  .............     233,200     354,800     479,700     608,000     739,600       842,500       945,400     1,048,300
   1,600,000  .............     249,000     378,800     512,200     649,100     789,600       899,400     1,009,300     1,119,100
   1,700,000  .............     264,800     402,800     544,600     690,200     839,600       956,400     1,073,100     1,189,900
   1,800,000  .............     280,500     426,800     577,100     731,300     889,600     1,013,300     1,137,000     1,260,800

    The above table reflects the amendment of the Pension Plan to a Lifecycle formula effective January 1, 1997. Retirement benefits under this plan include a Basic Benefit based upon age at retirement, years of Credited Service, Final Average Earnings and Social Security Covered Compensation and an additional Transition Benefit based on the preceding factors and also upon each participant's age at December 31, 1996. The plan also includes certain limited duration grandfathered formulas in effect prior to 1997. "Final Average Earnings" is defined as the average of salary plus annual cash incentive payments for the five years in which earnings were highest within the last 10 years of employment. "Social Security Covered Compensation" means the average of the annual Social Security taxable wage bases in effect during the 35 year period ending when the employee reaches Social Security Retirement Age. Accrued benefits are 100 percent vested after five years of service. Because the Transition Benefit varies based upon age at December 31, 1996, and Social Security Covered Compensation varies with year of birth, the retirement benefits shown above are averages; benefits for individual executives may be 10 to 15 percent higher or lower than shown.

    The Supplemental Plan provides benefits equal to the difference between what the Pension Plan can pay reflecting the limits imposed by Sections 401(a)(17) and 415 of the Code and what the Pension Plan would otherwise have paid had these limits not existed. All participants in the Pension Plan who retire or terminate after January 1, 1983 and are affected by the limits are eligible to participate in the Supplemental Plan, including Messrs. Orr, Crispin, Center and Broatch, and Ms. Rosen. Effective January 1, 1997, the Supplemental Plan also pays benefits that would have been paid by the Pension Plan had compensation not been deferred.

    The Supplemental Executive Retirement Plan (the "SERP") provides benefits for certain executives who have been designated to participate by the Corporation's board, including certain of the named executive officers. The SERP benefits for Messrs. Orr and Crispin equal 2.5 percent of Final Average Earnings for each year of Credited Service, up to a maximum of 20 years, less benefits payable from the Pension and Supplemental Plans. Mr. Center and Ms. Rosen are eligible to participate in a modified

SERP; however, their benefits under the Pension and Supplemental Plans are expected to exceed the minimum benefits guaranteed under the SERP formula.

                    OFFICER AND DIRECTOR SECURITIES REPORTS

    Rule 14a-101 under the Exchange Act requires that late filings of beneficial ownership statements be disclosed within the company's proxy statement. Based solely on its review of the copies of beneficial ownership statements received by it, or written representations from certain reporting persons that no beneficial ownership statements were required for those persons, the Corporation believes that all applicable beneficial ownership statements under Section 16(a) of the Exchange Act that were required to be filed by executive officers and directors of the Corporation in their personal capacities were filed in a timely manner, except with regard to the following exempt transactions: Mr. Orr and Mr. Averyt each omitted disclosure of a 1997 gift. Both reporting persons have since reported these exempt transactions.

                           PROPOSALS OF STOCKHOLDERS

    In order for proposals of stockholders to be included in the proxy materials for presentation at the 1999 Annual Meeting of Stockholders, such proposals must be received by the Corporate Secretary no later than November 30, 1998.

                             ADDITIONAL INFORMATION

    The Corporation will bear the cost of soliciting proxies from its stockholders and will enlist the help of banks and brokerage houses in soliciting proxies from their customers. The Corporation will reimburse these institutions for out-of-pocket expenses. In addition to the use of the mails, proxies may be solicited personally or by telephone by the directors, officers and employees of the Corporation or its subsidiaries. The Corporation has engaged Georgeson & Company Inc. to assist in soliciting proxies for a fee of approximately $7,500 plus reasonable out-of-pocket expenses.

                                        /s/ Kevin J. Tierney

                                          KEVIN J. TIERNEY

                                          SECRETARY

                               UNUM CORPORATION

P         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
            FOR THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 8, 1998
R
    The undersigned hereby appoints as Proxies, James F. Orr III, Robert E.
O Broatch and Kevin J. Tierney, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as
X designated below, all the shares of Common Stock of UNUM Corporation held of record by the undersigned on March 10, 1998, at the Annual Meeting of
Y   Stockholders to be held on May 8, 1998, or any adjournments thereof.


    Election of Directors, Nominees:

    George J. Mitchell, Lawrence R. Pugh, Lois Dickson Rice and John W. Rowe

    YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

                                                                  SEE REVERSE
                                                                      SIDE

                                                                        0606
       PLEASE MARK YOUR
/ X /  VOTES AS IN THIS
       EXAMPLE

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is make, this proxy will be voted FOR Proposals 1, 2, 3 and 4. If other matters properly come before the meeting, the Proxies will vote in accordance with their best judgment.

    FOR   WITHHELD                                          FOR AGAINST ABSTAIN
1.  / /      / /                                            / /   / /     / /
Election of Directors          2. Proposal to ratify the
(mark only one)                   appointment of Coopers &
                                  Lybrand L.L.P. as the
-------------------------         Corporation's independent
INSTRUCTION: To withhold          auditors for the year 1998.
authority to vote for any
individual nominee write
that nominee's name on         I would like to attend UNUM Corporation's
the space provided.            Annual Meeting of Stockholders on May 8,     / /
                               1998. Please provide an admission ticket.
                               (Response required by 4/30/98.)

                              -------------------------------------------------
                                 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
                                  CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
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